LIMITED POWER OF ATTORNEY

	I, Deborah A. OConnor, appoint PAMELA R. SCHNEIDER, JOHN F. MOYNIHAN, and VALERIE S. SPURLIN to serve as my Attorneys-in-Fact and Agents and to exercise the powers and discretions set forth below:

1.	To execute on my behalf any and all Securities and Exchange Commission Form
3, Forms 4 and 5 relating to the disclosure of my beneficial ownership of securities in ACCO Brands Corporation; and

2.	To execute all other such documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

	This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney. I hereby ratify and confirm all lawful acts performed by the aforesaid individuals under the scope of this Limited Power of Attorney. The powers granted by this Power of Attorney shall lapse and cease to have effect at such time as I am no longer an executive officer or director of ACCO Brands Corporation, or until such time as I have revoked this authority in writing.

I, Deborah A. OConnor, have executed this Limited Power of Attorney on the 29 day of March 2022.


							_/s/ Deborah A. OConnor__
							Deborah A. OConnor

STATE OF Illinois

COUNTY OF Lake


Signed before me on this 29 day of March 2022.


Carol A. Skulski
Notary Public


My Commission expires:  10/05/2025

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